UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 28, 2004

BIOJECT MEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

OREGON	0-15360	93-1099680
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

211 Sommerville Road (Route 202 North),
Bedminster, New Jersey		07921
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (908)470-2800

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On October 28, 2004, Bioject announced a net loss allocable to common shareholders of $2.2 million, or $0.16 per share, on revenue of $2.1 million for its third quarter of 2004 ended September 30, 2004.

A copy of the October 28, 2004 press release is included as exhibit 99.1 hereto.  This exhibit is not filed, but is furnished pursuant to Item 2.02 of Form 8-K.

Item 9.01 Financial Statements and Exhibits

                (c)           Exhibits

                The following exhibit is furnished herewith and this list is intended to constitute the exhibit index:

                99.1         Press release dated October 28, 2004, regarding Bioject’s third quarter ended September 30, 2004 revenue and earnings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 28, 2004.

Bioject Medical Technologies Inc.

By	/s/ JAMES O’SHEA
James O’Shea
Chairman of the Board, Chief Executive Officer
and President (Principal Executive Officer)

By	/s/ JOHN GANDOLFO
John Gandolfo
Chief Financial Officer and Vice President of Finance
(Principal Financial and Accounting Officer)